UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2016

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana Street, 10th Floor

Houston, Texas 77002

(Address of Principal Executive Offices, including Zip Code)

(713) 381-6500

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) As previously disclosed, on February 29, 2016, Michael J. Knesek gave notice of his intent to retire, effective August 31, 2016, as Senior Vice President, Controller and Principal Accounting Officer of the general partner (“Enterprise GP”) of Enterprise Products Partners L.P. (“Enterprise”). On May 11, 2016, the board of directors of Enterprise GP elected (i) R. Daniel Boss to serve as Senior Vice President-Accounting and Risk Control and (ii) Michael W. Hanson to serve as Vice President and Principal Accounting Officer, in each case, to become effective concurrently with the effectiveness of Mr. Knesek’s retirement.

Mr. Boss (age 41) has served as a Senior Vice President of Enterprise GP since March 2015 with responsibility over Enterprise’s regulated business. He served as Vice President (Risk Control) from April 2013 to March 2015 and as Senior Director (Risk Control) from January 2010 to March 2013. While serving in these positions, Mr. Boss was Chairman of Enterprise GP’s Risk Management Committee and had responsibilities for Enterprise’s marketing risk management policies, transaction controls and derivatives and hedging strategies compliance. Mr. Boss also served as Director (Volume Accounting) from November 2008 until January 2010 where he was responsible for Gas Marketing and Commodity Derivatives accounting, hedging and reporting. Prior to joining Enterprise and its affiliates, Mr. Boss held leadership positions with Merrill Lynch Commodities and Dynegy Inc.

Mr. Hanson (age 48) has served as a Vice President of Enterprise GP since April 2011 with responsibility over Enterprise’s financial reporting group within its Accounting Department. He has served Enterprise and its affiliates in various accounting roles since 1992, including as an Assistant Controller since April 2007 and Director (Financial Reporting) from November 2004 to March 2007 Mr. Hanson’s responsibilities include team leadership in the preparation of Enterprise’s quarterly and annual reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

	By:	Enterprise Products Holdings LLC,
its General Partner

Date: May 12, 2016		By:	/s/ Michael J. Knesek
		Name:	Michael J. Knesek
		Title:	Senior Vice President, Controller and Principal Accounting Officer

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